Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the application of our report dated March 28, 2003, included in this Form 10-K of Path 1 Network Technologies Inc., relating to their consolidated financial statements for the year ended December 31, 2002, and previously filed Form S-8 Nos. 333-46320 and 333-9875.

Swenson Advisors, LLP

San Diego, California
March 31, 2003